Exhibit 99.1

For more information, contact:

Kevin Belgrade

KCI Corporate Communications

Office: 210-216-1236

Email: kevin.belgrade@kci1.com

Todd Wyatt

KCI Investor Relations

Office: 210-255-6157

Email: todd.wyatt@kci1.com

KCI announces agreement to be acquired by consortium

including Apax Partners, CPPIB and PSP Investments

in transaction valued at $6.3 billion

KCI Shareholders to receive $68.50 per share in cash

SAN ANTONIO, July 13, 2011 – Kinetic Concepts, Inc. (NYSE: KCI) today announced that it has entered into a definitive merger agreement under which a consortium comprised of funds advised by Apax Partners, together with controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board, will acquire KCI for $68.50 per share in cash in a transaction valued at $6.3 billion (including KCI’s outstanding debt).

This per share acquisition price represents a premium of approximately 21% to the one-month historical average stock price of $56.49 through July 5, 2011 (one day prior to press speculation of a transaction) and a premium of 52% to the 12 month historical average stock price of $45.01 through July 5, 2011.

The board of directors of KCI has unanimously approved the merger agreement and recommended that KCI’s shareholders adopt the agreement with the consortium. A special meeting of KCI’s shareholders will be held as soon as practicable after the filing of a definitive proxy statement with the U.S. Securities and Exchange Commission (SEC) and subsequent mailing to shareholders. The mailing of the proxy statement is expected to take place following the expiration of a 40-day ‘go-shop’ period, during which KCI is permitted to encourage and solicit alternative proposals from third parties.

The agreement will bring together KCI’s clinical expertise, commercial capabilities and global reach with a seasoned group of investors that has expertise in global markets and a proven track record in healthcare sector investments.

“This consortium is a group of well-respected investors whose interest in KCI represents an endorsement of our market leadership, differentiated products and services and consistently strong performance,” said Cathy Burzik, KCI president and CEO. “We’re proud of what we’ve achieved in the marketplace and will continue making the right investments in people, product innovation and commercial capabilities that help the medical community deliver superior outcomes to patients.”

“We are highly impressed by the culture of innovation at KCI and are excited to work with a business that produces solutions that dramatically improve the lives of many people around the world,” said Buddy Gumina, partner and co-head of the Apax Healthcare team. “Over the years, we have reviewed multiple investments in the medical devices and products industry, having originally identified it as a key growth sector within our overall healthcare investment practice. Based on this experience, we possess a deep understanding of KCI’s business and the markets in which the company operates. We are delighted to have the opportunity to partner with CPPIB and PSP Investments to support the company’s continued growth.”

James R. Leininger, founder of KCI and chairman emeritus, and certain shareholder parties related to or affiliated with him, which collectively hold approximately 11% of the company’s outstanding shares, have entered into a voting agreement with the consortium under which those shareholders have agreed to vote their shares in favor of the transaction.

The consortium has secured committed debt financing from Morgan Stanley & Co. LLC, BofA Merrill Lynch and Credit Suisse AG. These funds, in addition to equity financing from funds advised by Apax Partners, CPPIB and PSP Investments, will finance the cash consideration to KCI’s shareholders.

J.P. Morgan Securities, LLC is acting as financial advisor to KCI. Skadden, Arps, Slate, Meagher & Flom LLP and Cox Smith Matthews Incorporated are acting as legal advisors to KCI.

Morgan Stanley & Co. LLC is acting as financial advisor to the consortium. Simpson Thacher & Bartlett LLP is acting as legal advisor to the consortium. Kirkland & Ellis LLP is acting as legal advisor on the financing to the consortium. Epstein Becker is acting as healthcare regulatory counsel to the consortium.

The transaction is subject to certain closing conditions, including the approval of KCI’s shareholders, regulatory approvals and the satisfaction of other customary closing conditions but is not subject to any condition with regard to the financing of the transaction. The transaction is currently expected to close in the second half of 2011.

KCI will be submitting a current report on form 8-K with the U.S. Securities and Exchange Commission containing a summary of terms and conditions of the proposed acquisition.

About KCI

Kinetic Concepts, Inc. (NYSE:KCI) is a leading global medical technology company devoted to the discovery, development, manufacture and marketing of innovative, high-technology therapies and products for the wound care, tissue regeneration and therapeutic support system markets. Headquartered in San Antonio, Texas, KCI’s success spans more than three decades and can be traced to a history deeply rooted in innovation and a passion for significantly improving the healing and the lives of patients around the world. The company employs approximately 7,100 people and markets its products in more than 20 countries. For more information about KCI and how its products are changing the practice of medicine, visit www.KCI1.com.

About Apax Partners

Apax Partners is one of the world’s leading private equity investment groups. It operates across the United States, Europe and Asia and has more than 30 years of investing experience. Funds under the advice of Apax Partners total over $40 billion around the world. These Funds provide long-term equity financing to build and strengthen world-class companies. Apax Partners Funds invest in companies across its global sectors of Tech & Telecom, Retail & Consumer, Media, Healthcare and Financial & Business Services. For more information about Apax Partners, please visit www.apax.com.

About Canada Pension Plan Investment Board

Canada Pension Plan Investment Board (CPPIB) is a professional investment management organization that invests the funds not needed by the Canada Pension Plan to pay current benefits on behalf of 17 million Canadian contributors and beneficiaries. In order to build a diversified portfolio of CPP assets, CPPIB invests in public equities, private equities, real estate, inflation-linked bonds, infrastructure and fixed income instruments. Headquartered in Toronto, with offices in London and Hong Kong, CPPIB is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At March 31, 2011, the CPP Fund totaled $148.2 billion. For more information about CPPIB, please visit www.cppib.ca.

About PSP Investments

The Public Sector Pension Investment Board is a Canadian Crown corporation established to manage investments for the pension funds of the Public Service, the Canadian Forces, the Royal Canadian Mounted Police and the Reserve Force. PSP Investments’ mandate is to manage funds entrusted to it in the best interests of the contributors and beneficiaries of the pension plans and to maximize investment returns without undue risk of loss having regard to the funding, policies and requirements of the plans and their ability to meet their financial obligations. For more information about PSP Investments, visit www.investpsp.ca.

Additional Information about the Merger and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition of Kinetic Concepts, Inc. (“KCI”) by a consortium comprised of funds advised by Apax Partners, L.P. and Apax Partners LLP, together with controlled affiliates of Canada Pension Plan Investment Board and the Public Sector Pension Investment Board. KCI plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF KCI ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The definitive proxy statement will be mailed to shareholders of KCI. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by KCI with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and KCI’s other filings with the SEC may also be obtained from KCI by directing a request to Kinetic Concepts, Inc., Attention: Investor Relations, 8023 Vantage Drive, San Antonio, TX 78230-4726, or by calling 210-255-6157.

KCI and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies from KCI’s shareholders in favor of the proposed acquisition. Information regarding KCI’s directors and executive officers is available in its 2010 Annual Report on Form 10-K filed with the SEC on March 1, 2011, and definitive proxy statement relating to its 2011 Annual Meeting of Shareholders filed with the SEC on April 15, 2011. Shareholders may obtain additional information regarding the interests of KCI and its directors and executive officers in the proposed acquisition, which may be different than those of KCI’s shareholders generally, by reading the proxy statement and other relevant documents filed with the SEC when they become available.

Forward Looking Statements

This communication contains forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that may be instituted against KCI and others following announcement of the merger agreement; (3) the inability to complete the merger due to the failure to satisfy the conditions to the merger, including obtaining the approval of at least two-thirds of KCI’s shareholders, the expiration of the waiting period under the Hart–Scott–Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; (6) legislative, regulatory and economic developments; and (7) other factors described in KCI’s filings with the SEC. Many of the factors that will determine the outcome of the subject matter of this communication are beyond KCI’s and the consortium’s ability to control or predict. KCI can give no assurance that the conditions to the merger will be satisfied. Except as required by law, KCI undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. KCI is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services or Internet service providers.